Exhibit 10.33

BankDirect CAPITAL FINANCE

150 North Field Drive, Suite 190
Lake Forest, Illinois 60045
Phone 877-226-5456 Fax: 877-226-5297

Quote Number: 2117297.1

COMMERCIAL INSURANCE PREMIUM FINANCE AND SECURITY AGREEMENT

THIS COMMERCIAL INSURANCE PREMIUM FINANCE AND SECURITY AGREEMENT (this "Agreement") is between Insured named below as borrower and BankDirect Capital Finance, a division of Texas Capital Bank, N.A. ("BankDirect") as lender, concerning the financing of the premium(s) for one or more commercial insurance policies listed in the Schedule of Policies below (the "Loan"). The terms of this Agreement are stated below and on all subsequent pages of this document.

Insured / Borrower ("Insured") Name & Business Address (as stated in Policy)	Insured's Agent or Broker ("Agent") Name & Business Address
Global Crossing Airlines, Inc. Building 5A, 4th Floor, 4200 NW 36th St, Miami International Airport Miami, FL 33166	Marsh USA Inc. - Houston, TX 500 DALLAS ST STE 1500 Houston, TX 77002
Telephone Number: 305-869-4780 Taxpayer ID #:	Telephone Number: 713-276-8740 Agency Code: 11968

SCHEDULE OF POLICIES (each, a "Policy")

Policy Prefix and Number	Effective Date of Policy MM/DD/YY	Name & City of Insurance Company and Name & City of General or Policy Issuing Agent or Company Office	Type of Coverage	Policy Subject to Audit (√)	Policy Term in Months Covered	Min Earned Prem %	Days to Cancel	Short Rate (√)	Premium Amounts
SASLAMR6 646320-01	12/23/2020	Starr Indemnity & Liability Company 399 Park Ave 8th Fl New York, NY 10022	HULL P&I		12	0%	10	✔	Premium: $296,793.20 Policy Fee: $0.00 Broker Fee: $0.00 Tax/Stamp: $0.00 Inspection: $0.00

Additional Policies are listed on the attached Schedule of Policies

TOTAL PREMIUMS $1,713,603.23

TOTAL PREMIUMS	DOWN PAYMENT	UNPAID PREMIUM BALANCE	FLORIDA DOC STAMP TAX Applicable in Florida only	AMOUNT FINANCED Amount of Loan provided to or on behalf of Insured	FINANCE CHARGE The dollar amount of interest the Loan will cost over the term of the Loan	TOTAL OF PAYMENTS Amount of interest and principal which will have been paid on the Loan after making all scheduled Loan payments	ANNUAL PERCENTAGE INTEREST RATE The cost of interest on the Loan as a yearly percentage rate.
$1,713,603.23	$370,000.00	$1,343,603.23	$2,450.00	$1,346,053.23	$22,994.47	$1,369,047.70	3.71%

Payment Schedule: The Loan payment schedule will be:	Number of Loan Payments	Amount of Each Loan Payment*	When Loan Payments are Due ("Due Dates") First Due Date	Subsequent Monthly Due Dates**
	10	$136,904.77	1/23/2021	23rd

*Non-payment of the Loan may result in cancellation of any Policy. **Subsequent payments are due on the same day of each succeeding period until paid in full.

Prepayment: Insured may prepay the outstanding principal balance of the Loan in full at any time. If Insured prepays the Loan in full, Insured will receive a refund of the unearned finance charge, calculated according to the Rule of 78's or the actuarial method as provided by applicable law. Minimum refund is $1.

Security Interest: Insured assigns and grants a security interest to BankDirect as security for payment of all amounts payable under this Agreement, in all of Insured's right, title and interest in and to each Policy and all amounts which are or may become payable to Insured under or with reference to the Policies including, among other things, any gross unearned premiums, dividend payments, and all payments on account of loss which results in reduction of any unearned premium in accordance with the term(s) of said Policies.

Delinquency Charge: Insured agrees to pay a delinquency charge to BankDirect on any payment required to be made by Insured hereunder which is not received by BankDirect within five (5) days of its due date, unless a longer period is specified under applicable law, in which case the delinquency charge will be imposed on any payment not received by BankDirect within this longer period. The delinquency charge will be the lesser of: (1) 5% of the overdue amount; or (2) the maximum delinquency charge allowed by applicable law.

Cancellation Charge: If a default results in cancellation of a Policy, Insured agrees to pay a cancellation charge of $25 or the maximum amount permitted by applicable law.

IMPORTANT INFORMATION ABOUT YOUR LOAN: To help the Federal government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies the Insured. We will require such information as we deem reasonably necessary to allow us to properly identify you, such as your name, address and Taxpayer ID # (TIN).

NOTICE TO INSURED: **1. DO NOT SIGN THIS AGREEMENT UNTIL YOU READ ALL PAGES OF THE AGREEMENT AND FILL IN ANY BLANK SPACES. 2. YOU ARE ENTITLED TO A COMPLETELY FILLED IN COPY OF THIS AGREEMENT. 3. YOU UNDERSTAND AND HAVE RECEIVED A COPY OF THIS AGREEMENT, KEEP IT TO PROTECT YOUR LEGAL RIGHTS. 4. UNDER THE LAW, YOU HAVE THE RIGHT TO PAY OFF IN ADVANCE THE FULL AMOUNT DUE AND UNDER CERTAIN CONDITIONS TO OBTAIN A PARTIAL REFUND OF THE FINANCE CHARGE. 5. SEE ADDITIONAL PAGES FOR IMPORTANT INFORMATION.**

REPRESENTATIONS AND WARRANTIES:
The undersigned Agent and Insured have read the Representations and Warranties on page two of this document, make all such representations and warranties and understand that BankDirect will rely on all such representations and warranties in determining whether or not to accept this Agreement, and agree to be bound by the terms of this Agreement. Insured further acknowledges that upon satisfactory completion of the Agreement, the undersigned Agent may receive a fee from BankDirect for the origination and administration of this Agreement as allowed by applicable law.

All Insureds must sign as named in Policies. If corporation, authorized officers must sign; if partnership, partner must sign as such; signatory acting in representative capacity represents that has authorized this transaction and has authorized signatory to receive all notices hereunder. By signing below Insured agrees to make all payments required by this Agreement and to be bound by all provisions of this Agreement, including those on page two. Insured is not required to enter into an insurance premium financing arrangement as a condition to the purchase of any insurance policy.

/S/ David Ekes
(Signature of Agent)

Authorized Signatory 1/21/21
(Title) (Date)

R. Goepel
(Signature of Insured)

Ryan Goepel
EVP and CFO 1/21/2021
(Printed Name & Title) (Date)

BANKDIRECT 1 040114 -DS

Name of Insured: Global Crossing Airlines, Inc. Insured (jointly and severally if more than one) agrees as follows: 1. Promise to Pay. In consideration of the payment by BankDirect of the Amount Financed, Insured agrees to pay the Down Payment to the insurance company(ies) listed in the Schedule of Policies, and Insured agrees to pay to the order of BankDirect all of the principal amount of the Loan, all interest thereon and all other amounts payable by Insured hereunder in accordance with the Payment Schedule and the other terms of this Agreement. 2. Representations and Warranties. Insured represents and warrants that: (a) the Policies are in full force and effect; (b) the proceeds of the Loan are to be used to purchase insurance for business or commercial purposes; (c) all information provided herein or in connection with this Agreement is true, correct, complete and not misleading; (d) Insured has no indebtedness to the insurers issuing the Policies; (e) Insured is not insolvent nor presently the subject of any insolvency proceeding; and (f) the person signing this Agreement on behalf of Insured is authorized to do so. 3. Power of Attorney. Insured hereby irrevocably appoints BankDirect as Attorney-in-Fact with full power of substitution and full authority upon the occurrence of an Event of Default (defined below) to (i) effect cancellation of the Policies, (ii) receive any unearned premium or other amounts with respect to the Policies assigned as security herein, (iii) sign any check or draft issued therefore in Insured’s name and to direct the insurance companies to make said check or draft payable to BankDirect and (iv) sign any other instrument or document in the name of and on behalf of Insured to effectuate the purposes of this Agreement. Insured agrees that this appointment and authority cannot be revoked and is coupled with an interest and will terminate only after Insured’s obligations under this Agreement are paid in full. Insured agrees that proof of mailing any notice hereunder constitutes proof of receipt of such notice. 4. Payments Received after Notice of Cancellation. Insured agrees that any payments made and accepted after a Notice of Cancellation has been sent to any insurance company do not constitute reinstatement or obligate BankDirect to request reinstatement of such insurance Policy(ies), and Insured acknowledges that BankDirect has no authority or duty to reinstate coverage, and that such payments may be applied to Insured’s obligations hereunder or under any other agreement with BankDirect, and any such payments will not affect BankDirect’s rights or remedies under this Agreement. 5. Assignments. Insured agrees not to assign any rights, interests or obligations under any Policy or this Agreement without the prior written consent of BankDirect, except that BankDirect’s consent is not required for the rights or interests of mortgagees and loss payees. BankDirect may assign its rights and interests under this Agreement without Insured’s consent, and all rights and interests conferred upon BankDirect under this Agreement shall inure to BankDirect’s successors and assigns. 6. Insufficient Funds (NSF) Fees. If an Insured’s check or electronic funding is dishonored for any reason, Insured agrees to pay BankDirect a fee equal to $25 or the maximum amount permitted by applicable law. 7. Default. An Event of Default occurs when: (a) Insured does not pay any installment according to the terms of this Agreement or any other agreement; (b) Insured fails to comply with any of the terms of the Agreement; (c) any of the Policies are cancelled for any reason; (d) Insured or its insurance companies are insolvent or involved in a bankruptcy or similar proceeding as a debtor; (e) premiums increase under any of the Policies and Insured fails to pay such increased premiums within thirty (30) days of the notification; or (f) Insured is in default under any other agreement with BankDirect. 8. Rights Upon Default. If an Event of Default occurs, BankDirect may at its option pursue any and all rights and remedies available, including but not limited to, the following: demand and receive immediate payment of the Loan and any other unpaid amounts due under this Agreement regardless of whether BankDirect has received any refund of unearned premium. BankDirect may take all necessary actions to enforce payment of any unpaid amounts due hereunder. To the extent not prohibited or limited by applicable law, BankDirect is entitled to collection costs and expenses paid or incurred by BankDirect as a result of or in connection with enforcing its rights and remedies under this Agreement and applicable law and to reasonable attorneys’ fees if this Agreement is referred to an attorney who is not a salaried employee of BankDirect for collection or enforcement. BankDirect may cancel any or all of the Policies and collect any unearned premiums or other amounts payable under said Policies. Unearned premiums shall be payable to BankDirect only. 9. Right of Offset. BankDirect may offset and deduct from any amounts BankDirect owes to Insured with respect to any Policies financed hereunder, any amounts which Insured owes to BankDirect under this Agreement or any other agreement to the extent permitted by applicable law. Total Premiums: $1,713,603.23 10. Finance Charge. The Finance Charge includes interest on the outstanding principal amount of the Loan. The Finance Charge is computed using a 365-day year. Interest on the Loan shall accrue from the Effective Date of this Agreement or the earliest policy effective date indicated in the Schedule of Policies,whichever is earlier, and continue to accrue until the Loan is paid in full. If BankDirect terminates this Agreement after an Event of Default, Insured will pay interest on the outstanding principal balance of the Loan at the maximum rate permitted under applicable law from the date of such termination until Insured pays the Loan and all other amounts due under this Agreement in full. 11. Additional Premiums. Insured agrees to promptly pay to each applicable insurance company any additional premiums due on any Policy. 12. Agent. Agent is not the agent of BankDirect and Agent cannot bind BankDirect in any way. BankDirect is not Agent of any insurer and is not liable for any acts or omissions of any insurer. Agent is the agent of Insured, and Insured acknowledges that it has chosen to do business with Agent and the insurance companies issuing the Policies, and that the insolvency, fraud, defalcation or other action or failure to act by any of them shall not relieve or diminish Insured’s obligations to BankDirect hereunder. 13. Corrections. Except if prohibited by applicable law, BankDirect may correct any errors or omissions in this Agreement and if not known or corrected at the time of signature by or for Insured. 14. Force or Effect. This Agreement shall have no force or effect until accepted in writing by BankDirect. 15. Limitation of Liability: Claims Against BankDirect. Neither BANKDIRECT nor its insurance assignee company shall be to liable issue for    or any maintain loss or damage in force to any the of Insured the Policies by reason or by of reason failure of of any the exercise by BANKDIRECT or its assignee of the rights conferred herein, including but not limited to BANKDIRECT’s exercise of the right of cancellation, except in the event of willful or intentional misconduct by BANKDIRECT. 16. Governing Law. This Agreement is governed by and construed and interpreted in accordance with the laws of the state where BankDirect accepts this Agreement. BankDirect shall, at its option, prosecute any action to enforce its rights and remedies hereunder in the Circuit Court of Cook County, Illinois, and Insured (i) irrevocably waives any objection to such venue and (ii) will honor any order issued by or judgment enforced in such court. 17. Miscellaneous. All rights and remedies in this Agreement are cumulative and not exclusive. If any provision of this Agreement is determined to be invalid or unenforceable under applicable law, the remaining provisions of this Agreement shall continue to be in full force and effect. This Agreement constitutes the entire agreement between BankDirect and Insured with respect to its subject matter and may not be modified except as agreed upon in writing. BankDirect’s acceptance of late or partial payments shall not be deemed a waiver by BankDirect of any provisions of this Agreement, and BankDirect is entitled to require Insured to strictly comply with the terms hereof. If any amount contracted for or received by BankDirect hereunder is determined to violate any applicable law, BankDirect may return such prohibited amount to Insured without any further liability therefor or in respect thereof to the fullest extent permitted by law. Any electronic signature or electronic record may be used in the formation of this Agreement, and the signatures of Insured and Agent and the record of this Agreement may be in electronic form (as those terms are used in the Uniform Electronic Transactions Act). A photocopy, a facsimile or other paper or electronic record of this Agreement shall have the same legal effect as a manually signed copy. 18. CALIFORNIA RESIDENTS: FOR INFORMATION CONTACT THE DEPARTMENT OF CORPORATIONS, STATE OF CALIFORNIA. Insured agrees that, in accordance with Section 18608 of the California Financial Code, BankDirect’s liability to Insured upon the exercise of BankDirect’s authority to cancel the Policies shall be limited to the amount of the principal balance of this loan, except in the event of BankDirect’s willful failure to mail the notice of cancellation required under California law. New York Residents: No charges imposed for obtaining and servicing the financed policies, pursuant to Section 2119 (formerly 129) of the New York Insurance Laws, are financed hereunder unless specified in the Schedule of Policies. In connection with the Policies scheduled herein, Agent represents and warrants to BankDirect and its successors and assigns that: 1. Payment. Agent shall remit all funds received from BankDirect and Insured promptly to the insurance company(ies) issuing the financed policy(ies). Agent shall segregate and hold all payments received by it from Insured or any insurance company listed in the Schedule of Policies with respect to the Loan or this Agreement in trust for BankDirect, shall have no right or interest in any such payments and shall immediately deliver all such payments to BankDirect for application to Insured’s obligations hereunder. 2. Signatures Genuine. Insured’s signature on both pages of this Agreement is genuine and authorized. 3. Authorization By Insured. If this Agreement has been signed by Agent on behalf of Insured, Agent has been fully authorized to sign this Agreement on behalf of Insured and Insured has authorized this transaction. Agent has given Insured a complete copy of this Agreement. 4. Authority of Agent. For each Policy, Agent signing this Agreement is either the authorized policy-issuing agent of the issuing insurance company(ies) or the broker placing the coverage directly with the issuing insurance company(ies), except as indicated on the Schedule of Policies. The person signing this Agreement on behalf of Agent is authorized to do so. Agent is neither authorized to receive any payments from Insured under this Agreement nor to make any representations to Insured for or on behalf of BankDirect. 5. Not Agent of BankDirect. Agent is not an agent of BankDirect and is not authorized to bind BankDirect and has not made any representation to the contrary. 6. Recognition of Assignment. Agent recognizes the security interest granted in this Agreement, whereby Insured assigns to BankDirect all unearned premiums, dividends and certain loss payments. Upon cancellation of any of the Policies, Agent agrees to pay BankDirect all unearned commissions and unearned premiums upon receipt. If such funds are not remitted to BankDirect within ten (10) days of receipt by Agent, Agent agrees to pay BankDirect interest on such funds at the maximum rate permitted under applicable law. Agent shall not deduct any amounts which Insured owes to Agent from any amounts owing to BankDirect hereunder.

Name of Insured: Global Crossing Airlines, Inc . Total Schedule Premiums: of $1,713,603 Policies .23 EFFECTIVE NAME & CITY OF INSURANCE COMPANY POLICIES TERM IN MIN SHORT POLICY PREFIX DATE OF AND NAME & CITY OF GENERAL AGENT TYPE OF SUBJECT DAYS TO MONTHS EARNED RATE PREMIUM AMOUNTS AND NUMBER POLICY OR COMPANY OFFICE COVERAGE TO AUDIT CANCEL COVERED PREM (_) MM/DD/YY (_) 12/23/2020 National Union Fire Ins Co of HULL P&I 4 Premium: $176,036.88 HL013468533 Pittsburgh PA 12 0% 10 Policy Fee: -01 175 Water St 18th Fl New York, NY $0.00 Broker Fee: $0.00 10038 Tax/Stamp: $0.00 Inspection: $0.00 12/23/2020 Old Republic Insurance Company HULL P&I 4 Premium: $61,385.70 RAL00007501 631 Excel Dr #200 Mount Pleasant, 12 0% 10 Policy Fee: $0.00 PA 15666 Broker Fee: $0.00 Tax/Stamp: $0.00 Inspection: $0.00 12/23/2020 AXA Insurance Company HULL P&I 4 Premium: $85,749.60 UA00017009 12 0% 10 200 Liberty St 21st Fl New York, NY Policy Fee: $0.00 AV20A 10281 Broker Fee: $0.00 Tax/Stamp: $0.00 Inspection: $0.00 A1AL0009451 12/23/2020 Allianz Global Risks US Ins Co HULL P&I 4 Premium: $135,000.00 12 0% 10 2350 Empire Avenue Burbank, CA Policy Fee: $0.00 20AM 915043350 Broker Fee: $0.00 Tax/Stamp: $0.00 Inspection: $0.00 AVNAN20500 12/23/2020 Lloyds of London HULL P&I 0% 4 Premium: $733,637.85 12 10 Marsh UK Policy Fee: $0.00 45 150 North Field Drive Suite 190 Lake Broker Fee: $0.00 Forest, IL 60045 Tax/Stamp: $0.00 Inspection: $0.00 12/23/2020 Lloyds of London DEDUCTIBLE 4 Premium: $120,000.00 AVNAN20500 Marsh UK 12 0% 10 Policy Fee: $0.00 47 150 North Field Drive Suite 190 Lake Broker Fee: $0.00 Forest, IL 60045 Tax/Stamp: $0.00 Inspection: $0.00 12/23/2020 Lloyds of London WAR RISK 4 Premium: $82,500.00 AVNAN20500 Marsh UK 12 0% 10 Policy Fee: 52 150 North Field Drive Suite 190 Lake $0.00 Broker Fee: $0.00 Forest, IL 60045 Tax/Stamp: $0.00 Inspection: $0.00 12/23/2020 Lloyds of London WAR RISK 4 Premium: $22,500.00 AVNAN20500 Marsh UK 12 0% 10 Policy Fee: 46 150 North Field Drive Suite 190 Lake $0.00 Broker Fee: $0.00 Forest, IL 60045 Tax/Stamp: $0.00 Inspection: $0.00 Premium: Policy Fee: Broker Fee: Tax/Stamp: Inspection: Premium: Policy Fee: Broker Fee: Tax/Stamp: Inspection: PAGE 3 TOTALS $1,416,810.03